EXHIBIT 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT dated as of January 19, 2021 (the “Amendment”), is entered into among Teledyne Technologies Incorporated, a Delaware corporation (the “Company”), the Designated Borrower party hereto, the Guarantors party hereto, the Lenders party hereto (the “Consenting Lenders”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Company, the Designated Borrower party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent entered into that certain Amended and Restated Term Loan Credit Agreement dated as of October 30, 2019 (as amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, in connection with the Firework Acquisition, the Company has requested that the Lenders amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments.

(a) Section 1.01 of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Firework Acquisition” means the acquisition to be consummated pursuant to that certain Agreement and Plan of Merger, dated as of January 4, 2021, among the Company, Flir Systems, Inc., Firework Merger Sub II, LLC, a wholly owned subsidiary of the Company and Firework Merger Sub I, Inc., a wholly owned subsidiary of Firework Merger Sub II, LLC.

“First Amendment” means that certain First Amendment to Amended and Restated Term Loan Credit Agreement, dated as of January 19, 2021, among the Company, the Administrative Agent, the Designated Borrower party thereto, the Guarantors party thereto and the Lenders party thereto.

“First Amendment Effective Date” shall have the meaning assigned to such term in the First Amendment.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(b) The following definitions set forth in Section 1.01 of the Credit Agreement are amended and restated as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, provincial, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period; (c) the amount of depreciation and amortization expense for such period; (d) non-cash items that reduce Consolidated Net Income in such period, including non-cash equity compensation and non-cash expense related to Acquisitions permitted hereunder; (e) reasonably documented fees and expenses paid or payable in cash to unaffiliated third parties in connection with the transactions contemplated hereby and with any other issuances of debt or equity permitted hereby, whether or not such issuances are successful; (f) reasonably documented fees and expenses paid or payable in cash to unaffiliated third parties in connection with (i) the Firework Acquisition and (ii) other Acquisitions or dispositions permitted hereby, whether or not such Acquisitions or dispositions are successful; and (g) following the consummation of the Firework Acquisition, other cash charges related to (i) the Firework Acquisition and (ii) other Acquisitions or dispositions permitted hereby (including any related severance, integration, discontinuation, restructuring and/or consolidation charges or expenses); provided, that all such charges under this clause (g)(ii) and all charges under clause (f)(ii) above incurred from the consummation of the Firework Acquisition shall not exceed $100,000,000 for all periods; provided, that for purposes of calculating the Consolidated Net Debt to EBITDA Ratio in Section 8.09(a)(i), Consolidated Leverage Ratio in Section 8.09(a)(ii) and the Consolidated Interest Coverage Ratio in Section 8.09(b), Consolidated EBITDA shall include, on a Pro Forma Basis for the period consisting of the four fiscal quarters ending on such date, the

Consolidated EBITDA attributable to all businesses and assets acquired after the beginning of such period as if such business and/or assets had been owned for the entire period and shall exclude, on a Pro Forma Basis for the period consisting of the four fiscal quarters ending on such date, the Consolidated EBITDA attributable to all businesses and assets disposed after the beginning of such period as if such businesses and/or assets had not been owned for the entire period.

“Consolidated Net Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness, net of (x) prior to the consummation of the Firework Acquisition, unencumbered cash and Cash Equivalents of the Company and its Domestic Subsidiaries in excess of $25,000,000, provided that such netting shall only be permitted if the aggregate principal amount of borrowings outstanding under the Existing Credit Agreement is less than $100,000,000 as of such date and (y) from the consummation of the Firework Acquisition, unencumbered cash and Cash Equivalents of the Company and its Subsidiaries in excess of $50,000,000 to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Permitted Acquisition” means (A) the Firework Acquisition and (B) Investments consisting of an Acquisition by the Company or any Subsidiary of the Company, provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same, similar or complementary lines of business as the Company and its Subsidiaries were engaged in on the Closing Date (or any reasonable adjacencies, extensions or expansions thereof), (ii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iii) after giving effect to any such Acquisition on a Pro Forma Basis, the Loan Parties are in compliance with the financial covenants set forth in Section 8.09 as of the most recent fiscal quarter for which the Company has delivered financial statements pursuant to Section 7.01(a) or (b), (iv) the representations and warranties made by the Loan Parties in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (v) no Default or Event of Default has occurred and is continuing or would result therefrom and (vi) if such transaction involves the purchase of an interest in a partnership between the Company (or a Subsidiary of the Company) as a general partner and entities unaffiliated with the Company or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Company newly formed for the sole purpose of effecting such transaction.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(c) Section 6.24 of the Credit Agreement is amended by deleting such Section and inserting the following new Section 6.24 in lieu thereof:

“6.24 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.”

(d) Section 8.02 of the Credit Agreement is amended by deleting clause (h) from such Section and inserting the following clause (h) in lieu thereof:

“(h) Investments by any “Loan Party” (for purposes of this Section 8.02(h) only, as defined in the Existing Credit Agreement) or any Subsidiary of a Loan Party in any Subsidiary of the Company that is not a Loan Party, and joint ventures not to exceed at any time an aggregate amount equal to twenty percent (20%) of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter for which the Company shall have delivered financial statements pursuant to Section 7.01(a) or (b), as the case may be; and”

(e) Section 8.04 of the Credit Agreement is amended by deleting such Section and inserting the following new Section 8.04 in lieu thereof:

“8.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate, amalgamate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, subject to Section 7.12 and provided that, after giving effect to any such transaction, no Default or Event of Default shall exist, (a) the Company may merge or consolidate with any of its Subsidiaries provided that the Company shall be the continuing or surviving corporation, (b) (i) any Subsidiary of the Company may merge or consolidate with any other Subsidiary of the Company provided that if a Loan Party is a party thereto, a Loan Party shall be the continuing or surviving corporation, and (ii) any Subsidiary of the Company may dispose of all or substantially all of its assets to any other Subsidiary of the Company provided that if a Loan Party is the transferor in such transaction a Loan Party shall be the transferee, (c) any Loan Party other than the Company may merge or consolidate with any other Loan Party other than the Company, (d) any Foreign Subsidiary may be merged or consolidated or amalgamated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation, (e) any Foreign Subsidiary may be merged, consolidated or amalgamated with or into any other Foreign Subsidiary (provided, that, (i) if the Designated Borrower is a party to any such merger or consolidation, the Designated Borrower shall be the continuing or surviving corporation, and (ii) if the Designated Borrower is a party to any such amalgamation, (A) prior to the consummation of such amalgamation, the Administrative Agent and each Lender shall have (I) received all documentation and other information that it has reasonably requested in writing that it has reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act and the Beneficial Ownership Regulation, and (II) approved such amalgamation (which approval shall not be unreasonably delayed or denied or require the payment of a fee or other consideration), and (B) promptly upon the consummation of such amalgamation, and in any event, within one (1) Business Day of the consummation thereof (or such later date as may be agreed by the Administrative Agent in its sole discretion), the Company and the amalgamated company shall have delivered (I) an acknowledgment and confirmation from the amalgamated company with respect to the assumption and ratification of all rights, obligations, duties and liabilities of the Designated Borrower under this Agreement and the other Loan Documents immediately prior to the consummation of such amalgamation and (II) such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent or the Required Lenders with respect to the amalgamated company), (f) (i) any Subsidiary that is a Loan Party may wind up, liquidate or dissolve itself so long as it transfers all or substantially all of its assets to a Loan Party prior to such wind up, liquidation or dissolution and (ii) any Subsidiary that is not a Loan Party may wind up, liquidate or dissolve itself so long as it transfers all or substantially all of its assets to a Loan Party or a Subsidiary of a Loan Party prior to such wind up, liquidation or dissolution, and (g) any Subsidiary of the Company that is not a Loan Party may merge with any Person so long as the entity surviving such merger is a wholly-owned Subsidiary of the Company.”

(f) Section 8.09 of the Credit Agreement is hereby amended and restated as follows:

“8.09 Financial Covenants.

(a) Leverage Ratio.

(i) Prior to the consummation of the Firework Acquisition, (x) if the Leverage Modification Date has not occurred, permit the Consolidated Net Debt to EBITDA Ratio as of the end of any fiscal quarter of the Company to be greater than 3.25:1.0; provided, however, that as of the end of each of the four (4) fiscal quarters immediately following an Acquisition Event, commencing with the fiscal quarter in which such Acquisition Event was consummated, the Company shall have the right to permit the Consolidated Net Debt to EBITDA Ratio to exceed 3.25:1.0, so long as (a) it does not exceed 3.50:1.0 as of the end of any of such four (4) fiscal quarters and (b) it reverts to 3.25:1.0 as of the end of any fiscal quarter after such fourth fiscal quarter and (y) if the Leverage Modification Date has occurred, permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 3.50:1.0; provided, however, that as of the end of each of the four (4) fiscal quarters immediately following an Acquisition Event, commencing with the fiscal quarter in which such Acquisition Event was consummated, the Company shall have the right to permit the Consolidated Leverage Ratio to exceed 3.50:1.0, so long as (a) it does not exceed 4.00:1.0 as of the end of any of such four (4) fiscal quarters and (b) it reverts to 3.50:1.0 as of the end of any fiscal quarter after such fourth fiscal quarter.

(ii) From the consummation of the Firework Acquisition, permit the Consolidated Net Debt to EBITDA Ratio as of the end of any fiscal quarter of the Company to exceed: (1) prior to the second fiscal quarter ending in 2022, 4.75:1.0, (2) as of the end of the second and third fiscal quarters ending in 2022, 4.50:1.0, (3) as of the end of the fourth fiscal quarter ending in 2022, 4.00:1.0 and (4) as of the end of each fiscal quarter thereafter 3.50:1.0.

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.0 to 1.0.”

(g) Section 11.20 of the Credit Agreement is hereby amended and restated as follows:

“11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”

2.

Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent (the date such conditions precedent are satisfied, the “First Amendment Effective Date”):

(a) Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Company, the Designated Borrower, the Guarantors, the Consenting Lenders (constituting the Required Lenders (as defined in the Credit Agreement)) and Bank of America, N.A., as Administrative Agent.

(b) Unless waived by the Administrative Agent, the Company shall have paid all Attorney Costs of the Administrative Agent (directly to such counsel, if so requested by the Administrative Agent) to the extent invoiced prior to or on the First Amendment Effective Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

3.	Miscellaneous.

(a) The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b) Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c) Each Loan Party hereby represents and warrants as follows:

(i) Each Loan Party has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance of this Amendment.

(ii) This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or any other Person with respect to any Contractual Obligation is required in connection with the execution, delivery or performance by any Loan Party of this Amendment other than those that have already been obtained and are in full force and effect or the failure of which to have obtained would not reasonably be expected to have a Material Adverse Effect.

(d) After giving effect to this Amendment, the Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty is true and correct in all respects) as of the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty is true and correct in all respects) as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Section 6.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.01(a) and (b) of the Credit Agreement, respectively and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e) Each Lender party hereto represents and warrants that, after giving effect to this Amendment, the representations and warranties of such Lender set forth in the Credit Agreement are true and correct as of the First Amendment Effective Date. Each Lender party hereto hereby agrees to comply with the covenants applicable to such Lender set forth in the Credit Agreement.

(f) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(g) THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(h) The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of right to trial by jury are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:	TELEDYNE TECHNOLOGIES INCORPORATED, a Delaware corporation

	By:	/s/ Susan L. Main
	Name:	Susan L. Main
	Title:	Senior Vice President and Chief Financial Officer

DESIGNATED BORROWER:

TELEDYNE NETHERLANDS B.V.,

a Dutch company with limited liability having its official seat (statutaire zetel) in Amsterdam, the Netherlands, registered with the Dutch trade register under number 52020444

	By:	/s/ Stephen F. Blackwood
	Name:	Stephen F. Blackwood
	Title:	Authorized Signatory

TELEDYNE TECHNOLOGIES INCORPORATED

FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

GUARANTORS:	TELEDYNE BROWN ENGINEERING INC., a Delaware corporation

	By:	/s/ Stephen F. Blackwood
	Name:	Stephen F. Blackwood
	Title:	Senior Vice President and Treasurer

TELEDYNE INSTRUMENTS INC., a Delaware corporation

	By:	/s/ Susan L. Main
	Name:	Susan L. Main
	Title:	Senior Vice President and Chief Financial Officer

TELEDYNE TECHNOLOGIES INTERNATIONAL CORP., a Delaware corporation

	By:	/s/ Stephen F. Blackwood
	Name:	Stephen F. Blackwood
	Title:	Senior Vice President and Treasurer

TELEDYNE DEFENSE ELECTRONICS, LLC, a Delaware limited liability company

	By:	/s/ Stephen F. Blackwood
	Name:	Stephen F. Blackwood
	Title:	Senior Vice President and Treasurer

TELEDYNE SCIENTIFIC & IMAGING, LLC, a Delaware limited liability company

	By:	/s/ Stephen F. Blackwood
	Name:	Stephen F. Blackwood
	Title:	Senior Vice President and Treasurer

TELEDYNE LECROY, INC., a Delaware corporation

	By:	/s/ Susan L. Main
	Name:	Susan L. Main
	Title:	Senior Vice President

TELEDYNE TECHNOLOGIES INCORPORATED

FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Maurice Washington
	Name:	Maurice Washington
	Title:	Vice President

TELEDYNE TECHNOLOGIES INCORPORATED

FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Mukesh Singh
	Name:	Mukesh Singh
	Title:	Director

TELEDYNE TECHNOLOGIES INCORPORATED

FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Jonathan Bennett
Name:	Jonathan Bennett
Title:	Executive Director

TELEDYNE TECHNOLOGIES INCORPORATED

FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

MUFG BANK, LTD., as a Lender

By:	/s/ Jeffrey Flagg
Name:	Jeffrey Flagg
Title:	Authorized Signatory

TELEDYNE TECHNOLOGIES INCORPORATED

FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION as a Lender

By:	/s/ Karl Thomasma
Name:	Karl Thomasma
Title:	Senior Vice President

TELEDYNE TECHNOLOGIES INCORPORATED

FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

TRUIST BANK, formerly known as Branch Banking and Trust Company, as a Lender

By:	/s/ Jonathan Hart
Name:	Jonathan Hart
Title:	Vice President

TELEDYNE TECHNOLOGIES INCORPORATED

FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT